Exhibit 10.2

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (this “Amended Pledge Agreement”), dated as of this 30th day of August, 2011, by and among Yang Yong Shan, a resident of the People’s Republic of China (the “Pledgor”), the Law Offices of Molino & Associates, as Pledge Agent (the “Pledge Agent”) on behalf of the Pledgees set forth on Schedule A affixed hereto (each a “Pledgee” and collectively the “Pledgees”), and the Pledgees.

RECITALS

WHEREAS, as of December 24, 2009, Emerald Dairy Inc. (the “Company”) and the Pledgees entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company issued to the Pledgees Promissory Notes in the aggregate principal amount of One Million Seven Hundred Fifty Thousand ($1,750,000) Dollars (the “Notes”); and

WHEREAS, as a condition precedent to the Pledgees making the loans represented by the Notes, the Pledgor concurrently executed a Pledge Agreement (“Pledge Agreement”), pursuant to which the Pledgor made a pledge in favor of the Pledgees of 5,883,329 shares of Common Stock of the Company held by the Pledgor (together with any additional shares of the Company’s common stock pledged pursuant to Section 4(e) of the Pledge Agreement, the “Pledged Shares”); and

WHEREAS, as a condition precedent to the Pledgees making the loans represented by the Notes, the Pledgees obtained a first priority perfected security interest in the Pledged Shares; and

WHEREAS, concurrently herewith, the Company and the Pledgees are entering into a second amendment to the Purchase Agreement, in the form of Exhibit A affixed hereto (the “Second Amendment”), pursuant to which, among other things, the Company is issuing to the Pledgees Amended and Restated Promissory Notes (“Amended Notes”) and Amended and Restated Warrants (the “Amended Warrants”), in the denominations set forth on Schedule A affixed hereto; and

WHEREAS, the parties hereto desire to hereby amend and restate the Pledge Agreement, in order to, inter alia, reaffirm and, where applicable, modify the terms and condition thereof.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1.           Pledge.  As collateral security for the due and punctual payment and performance by the Company of the Amended Notes (all said obligations and all amounts payable hereunder hereinafter collectively called the “Obligations”), the Pledgor hereby collaterally pledges, hypothecates, assigns and grants to the Pledgees a security interest in the following (collectively, the “Pledged Collateral”):

(a)           the Pledged Shares, the certificates representing the Pledged Shares and the proceeds thereof, including, without limitation, all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)          all securities hereafter delivered to the Pledge Agent in substitution for or in addition to any of the foregoing (pursuant to Section 5(b) of this Amended Pledge Agreement), and all certificates and instruments representing or evidencing such securities and all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

2.           Pledge Absolute.

(a)           The Pledgor hereby agrees that this Amended Pledge Agreement shall be binding upon the Pledgor and that the pledge of the Pledged Collateral hereunder shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of the Amended Notes, or the Obligations, the absence of any action to enforce the same, or any waiver or consent by the Pledgees with respect to any provisions thereof.

(b)           The Pledgor hereby acknowledges that absent this Section 2, Pledgor might have a defense to the enforcement of this Amended Pledge Agreement as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters.  The Pledgor expressly waives and surrenders any defense to any liability under this Amended Pledge Agreement based upon any such acts, omissions, agreements, waivers or matters.  It is the express intent of the Pledgor that Pledgor’s obligations under this Amended Pledge Agreement are and shall be absolute, unconditional and irrevocable.

(c)           Pledgor waives:

(1)           all statutes of limitations as a defense to any action or proceeding brought against Pledgor by the Pledgees, to the fullest extent permitted by law;

(2)           any right it may have to require the Pledgees to proceed against the Company, proceed against and exhaust any security held from the Company, or pursue any other remedy in the Pledgees’ power to pursue;

(3)           any defense based on any claim that Pledgor’s obligations exceed or are more burdensome than those of the Company;

(4)           any defense based on (i) any legal disability of the Company, (ii) any release, discharge, modification, impairment or limitation of the liability of the Company to the Pledgees from any cause, whether consented by the Pledgees or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court from the adjustment of debtor-creditor relationships (“Insolvency Proceeding”) and (iii) any rejection or disaffirmance of the Amended Notes, or any part of it, or any security held for it, in any Insolvency Proceeding;

(5)           any defense based on any action taken or omitted by the Pledgees in any Insolvency Proceeding involving the Company, including any election to have the Pledgees’ claim allowed as being secured, partially secured or unsecured under any extension of credit by the Pledgees to the Company in any Insolvency Proceeding, and the taking and holding by the Pledgees of any security for such extension of credit;

(6)           all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Amended Pledge Agreement and of the existence, creation or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by the Pledgees to Pledgor expressly provided in this Amended Pledge Agreement;

(7)           any defense based on or arising out of any defense that the Company may have to the payment or performance of the Amended Notes or any part of it; and

(8)           any defense based on or arising out of any action of the Pledgees described in this Section.

3.           Representations and Warranties.

(a)           The Pledgor hereby represents and warrants as follows:

(i)            Authority. The Pledgor has full power, authority, capacity and legal right to enter into this Amended Pledge Agreement, to pledge the Pledged Collateral pursuant hereto and to incur and perform the Obligations provided for herein.

(ii)           Binding Agreement. This Amended Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.

(iii)          No Conflicts; Governmental Approvals. There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, indenture, contract or agreement binding upon the Pledgor or affecting the Pledgor’s property, which would prohibit, conflict with, or in any way prevent the execution, delivery or performance of the terms of this Amended Pledge Agreement and the pledge of the Pledged Collateral pursuant hereto.  The execution, delivery and performance by the Pledgor of the terms of this Amended Pledge Agreement and the pledge of the Pledged Collateral pursuant hereto does not require any filing with, or the consent or approval of, any governmental agency or regulatory authority.

(iv)          Title to Pledged Collateral. When any item of Pledged Collateral is pledged hereunder, the Pledgor will be the owner of such item of Pledged Collateral free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than those created hereunder); each share of stock comprising such item of Pledged Collateral will be fully paid and non-assessable; the Pledgor will have legal title to such Pledged Collateral and the Pledgor will have good and lawful authority to pledge, assign and deliver such item of Pledged Collateral in the manner hereby contemplated; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, will be necessary to the validity of the rights created hereunder. All action has been taken by the Pledgor to create and perfect a security interest in the Pledged Collateral, and the Pledgee has, or will have upon delivery of the Pledged Collateral, acquired a first and prior perfected security interest therein.

(v)          Valid Consideration.  The Pledgor acknowledges, and represents, that he will realize significant benefits by granting the pledge of the Pledged Collateral hereunder, including in his capacity as a shareholder and officer of the Company.

4.           Appointment of Pledge Agent; Delivery of Pledged Shares.

(a)           The Pledgees hereby appoint Pledge Agent as the agent of the Pledgees.  The Pledge Agent hereby accepts such appointment, and agrees to perform its obligations set forth herein.

(b)           Upon execution of the Pledge Agreement, the Pledgor delivered to the Pledge Agent the original stock certificate representing the Pledged Shares, together with a stock power signed in blank by the Pledgor, bearing a medallion signature guarantee, or other signature guarantee acceptable to the Company’s transfer agent, for the purpose of retaining physical possession of the certificates representing or evidencing the Pledged Shares.  The Pledge Agent shall hold the Pledged Shares on behalf of and as agent for the Pledgees.  Upon such delivery, the Pledge Agent executed and delivered to the Pledgees a Receipt and Acknowledgment in the form attached hereto as Exhibit B.  The Pledgees may, from time to time after there shall have occurred and during the continuation of any Event of Default (as defined in Section 3.1 of the Amended Notes), at the Pledgees’ sole discretion and without notice to or consent of the Pledgor, take any or all of the following actions: (a) transfer all or any part of the Pledged Shares into the names of their nominees, with or without disclosing that the Pledged Shares are subject to the lien and security interest hereunder; (b) take control of any proceeds of any of the Pledged Shares; (c) exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations for any purpose not inconsistent with its rights under this Amended Pledge Agreement; and (d) direct the Pledge Agent to deliver possession of the Pledged Collateral in its possession to the Pledgees.

(c)           The Pledge Agent agrees that upon receipt of the written notice set forth as Exhibit C hereto, executed by the Pledgees and delivered in accordance with the terms set forth in Section 6(a) hereof, the Pledge Agent will deliver the Pledged Shares in its possession to the Pledgees.  The Pledge Agent will do so notwithstanding any direction or statement of the Pledgor to the contrary.  Subject to the terms and conditions set forth in Section 6 hereof, the Pledgees shall be entitled to receive allocations of the Pledged Shares, or the proceeds thereof, as the case may be, on a Pro Rata Basis.  For the purpose of this Amended Pledge Agreement, “Pro Rata Basis” means such portion of the Pledged Shares equal to the product of (i) the aggregate number of Pledged Shares and (ii) the quotient of (x) the principal amount of a Pledgee’s Amended Note and (y) the aggregate principal amount of all of the Amended Notes.  Any distribution of Pledged Shares to a Pledgee hereunder shall also include a distribution to such Pledgee of its Pro Rata Share of any additional Pledged Collateral.  For the avoidance of doubt, nothing contained in this Section 4(c), including without limitation the definition or use within this Amended Pledge Agreement (or elsewhere) of the term “Pro Rata Basis”, shall be deemed to be or construed to constitute a restriction or limitation on the number of Pledged Shares which the Pledge Agent is obligated to deliver to the Pledgees pursuant to the first sentence of this Section 4(c).

(d)           The Pledge Agent agrees that it will not release the Pledged Collateral in its possession to the Pledgor until and unless it has received written notice from the Pledgees of the payment or satisfaction in full of the Obligations, such written notice not be unreasonably withheld and to be promptly delivered.

(e)           If, at any time prior to the termination of this Amended Pledge Agreement pursuant to Section 10 hereof, the aggregate “Market Price” of the Pledged Shares equals less than 200% of the total amount of principal and interest due under the Amended Notes, then, no later than five (5) business days after receiving written request therefor from the Pledgees, the Pledgor shall deposit with the Pledge Agent certificates representing a number of additional shares of common stock of the Company equal to the quotient of (x) the excess of (i) 200% of the total amount of principal and interest due under the Amended Notes less (ii) the aggregate Market Price of the Pledged Shares, divided by (y) the Market Price, together with a stock power signed in blank by the Pledgor, bearing a medallion signature guarantee, or other signature guarantee acceptable to the Company’s transfer agent, for the purpose of retaining physical possession of the certificates representing or evidencing such additional shares.  Any additional shares deposited with the Pledge Agent pursuant to the foregoing provision shall thereafter be included as part of the “Pledged Shares” for the purposes of this Amended Pledge Agreement. As used herein, “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Company's common stock is then listed on a national stock exchange, the average of the closing sale price of one share of common stock on such exchange over the fifteen (15) consecutive trading days immediately preceding and not including the Valuation Date; (b) if the Company's common stock is then quoted on FINRA’s OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the average of the closing sale price of one share of the Company's common stock on the Bulletin Board or such other quotation system or association over the fifteen (15) consecutive trading days immediately preceding and not including the Valuation Date or, if no such closing sale price is available for any such day, the average of the high bid and the low asked price quoted thereon on the prior trading day; or (c) if the Company’s common stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of the Company’s common stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company (which determination of the Board of Directors shall be subject to revision pursuant to the dispute mechanism set forth in Section 8(g) of the Amended Warrants.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

5.           Voting Rights; Dividends; Replacement of Collateral, Etc.

(a)           So long as there shall not have occurred and be a continuing Event of Default (as defined in Section 3.1 of the Amended Notes), the Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Amended Pledge Agreement.

(b)           So long as there shall not have occurred and be a continuing Event of Default (as defined in Section 3.1 of the Amended Notes), the Pledgor shall receive and be entitled to retain any and all cash dividends, if any, paid on the Pledged Collateral.  Any and all stock and/or liquidating dividends, distributions in property, redemptions or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer or received in exchange for Pledged Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon acceleration or call for redemption, or otherwise), shall become part of the Pledged Collateral and, if received by the Pledgor, shall be held in trust for the benefit of the Pledgees and shall forthwith be delivered to the Pledge Agent (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Pledgees’ instructions) to be held subject to the terms of this Amended Pledge Agreement.

(c)           Upon the occurrence of an Event of Default (as defined in Section 3.1 of the Amended Notes) and so long as such Event of Default shall be continuing, at the option of the Pledgee, (i) all rights of the Pledgor to exercise the voting rights and powers which the Pledgor is entitled to exercise pursuant to Section 5(a) hereof shall cease, and all such rights shall thereupon become vested in the Pledgees, and the Pledgees shall have the exclusive right and authority to exercise such voting and/or consensual rights and powers on a Pro Rata Basis; and (ii) the Pledgees shall receive and be entitled to retain any and all cash dividends, if any, paid on the Pledged Collateral on a Pro Rata Basis.  Any and all money and other property paid over to or received by the Pledgees pursuant to the provisions of Section 5(b) above shall be retained by the Pledgees as part of the Pledged Collateral and shall be applied in accordance with the provisions hereof.

6.           Remedies upon Events of Default.

(a)           During the continuation of an Event of Default (as defined in Section 3.1 of the Amended Notes) then, in addition to having all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of California (the “UCC”), the Pledgees may, without being required to give any notice to the Pledgor, take any or all of the following actions: (i) apply the cash (if any) then held by it hereunder pursuant hereto to the payment in full of the Obligations, (ii) deliver to the Pledge Agent the written notice set forth in, and in the form of, Exhibit C hereto, take possession of the Pledged Collateral, and, at any time following the Pledgor’s written consent pursuant to Section 9-620 of the UCC, take ownership of such amount of the Pledged Collateral which represents an amount equal to the unsatisfied Obligations, on a Pro Rata Basis and (iii) sell the Pledged Collateral as described below.

(b)           In the event that a Pledgee elects to sell such Pledgee’s share, on a Pro Rata Basis, of the Pledged Collateral, such Pledgee agrees to use reasonable efforts to sell only such number of shares thereof, the anticipated proceeds of which most nearly approximate the amount of the Obligations then owing to such Pledgee, on a Pro Rata Basis.  Without limiting the foregoing, but subject to the terms of paragraph (e) below, in the event that a Pledgee elects to sell the Pledged Collateral it receives pursuant to this Amended Pledge Agreement, such Pledgee shall have the power and right in connection with any such sale, exercisable at its option and in its absolute discretion, to sell, assign, and deliver the whole or any part of the Pledged Collateral it receives pursuant to this Amended Pledge Agreement at a private or public sale for cash, on credit or for future delivery and at such price as the Pledgee deems to be satisfactory.  Notice of any public sale shall be sufficient if it describes the Pledged Collateral to be sold in general terms, and is published at least once in any newspaper then being circulated in Los Angeles, California not less than seven (7) days prior to the date of sale.  All requirements of reasonable notice under this Section 6 shall be met if such notice is mailed, postage prepaid at least ten (10) days before the time of such sale or disposition, to the Pledgor at his address hereinafter set forth in Section 11 hereof.  Each Pledgee may, in its sole descretion, postpone or adjourn any sale of the Pledged Collateral it receives pursuant to this Amended Pledge Agreement from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale.

(c)           Because federal and state securities laws may restrict the methods of disposition of the Pledged Collateral which are readily available to the Pledgees, and specifically because a public sale thereof may be impossible or impracticable by reason of certain restrictions under the Securities Act of 1933, as amended, or under applicable Blue Sky or other state securities laws as now or hereafter in effect, the Pledgor agrees that the Pledgees may from time to time attempt to sell the Pledged Collateral by means of a private placement restricting the offering or sale to a limited number of prospective purchasers who meet suitability standards the Pledgees deem appropriate and who agree that they are purchasing for their own accounts for investment and not with a view to distribution, and the Pledgees’ acceptance of the highest offer obtained therefrom shall be deemed to be a commercially reasonable disposition of the Pledged Collateral; it being understood that the Pledgees are not obligated to accept the highest offer, and instead may accept the best offer in its commercially reasonable judgment, taking into account such things as the offeror’s ability to perform.  The Pledgees or their assigns may purchase all or any part of the Pledged Collateral and any purchaser thereof shall thereafter hold the same absolutely free from any right or claim of any kind.  To the fullest extent permitted by law, the Pledgees shall not be obligated to make any sale pursuant to notice (other than notice to the Pledgor in the manner described in the penultimate sentence of Section 6(b) hereof) and may, without notice or publication, adjourn any public or private sale by an adjournment at the time and place fixed for the sale, and such sale may be held at any time or place to which the same may be adjourned.  If any of the Pledged Collateral is sold by the Pledgees upon credit or for future delivery, the Pledgees shall not be liable for the failure of the purchaser to pay for the same and, in such event, the Pledgees may resell such Pledged Collateral and the Pledgor shall continue to be liable to the Pledgees for the full amount of the Obligations to the extent the Pledgees do not receive full and final payment in cash therefor.

(d)           Notwithstanding anything in this Amended Pledge Agreement to the contrary, upon the occurrence of an Event of Default (as defined in Section 3.1 of the Amended Notes) and so long as such Event of Default shall be continuing, any Pledgee may include in the written notice it delivers to the Pledge Agent pursuant to Section 4(c) hereof instructions that it will only take possession of such number of Pledged Shares at any time, which, together with the number of shares of Common Stock beneficially owned by the Pledgee and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Amended Warrants and the unexercised or unconverted portion of any other securities of the Company (subject to a limitation on conversion or exercise analogous to the limitation contained herein)) would result in beneficial ownership by the Pledgee and its affiliates of not more than 9.9% of the outstanding shares of the Company’s Common Stock.  This notice shall not be deemed to be a waiver of the Pledgee’s right to receive additional Pledged Shares so long as such Event of Default shall be continuing.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. This limitation may thereafter be waived by such Pledgee in its sole discretion; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

(e)           Notwithstanding anything to the contrary contained in this Amended Pledge Agreement, the Purchase Agreement, the Second Amendment, or any document, instrument or agreement executed or delivered in connection herewith or therewith, with respect to the proceeds arising from any sale, transfer, assignment or other disposition of the Pledged Collateral by or for the benefit of a Pledgee pursuant to such Pledgee’s exercise of rights and remedies in accordance with the terms of this Section 6, such proceeds shall be applied as follows:

first to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys fees) of such Pledgee in connection with the enforcement of the rights and remedies of such Pledgee under this Amended Pledge Agreement;

second to the payment of the Obligations consisting of accrued interest owing to such Pledgee, on a Pro Rata Basis;

third to the payment of the Obligations consisting of principal owing to such Pledgee, on a Pro Rata Basis; and

finally to the payment to the Pledgor of the surplus, if any, of such proceeds.

For avoidance of doubt, in no event may such Pledgee retain, or be entitled to retain, for its own account or use, any such proceeds except in accordance with and to the extent set forth in the payment distribution described above in this Section 6(e)

7.           Pledgee Appointed Attorney-in-Fact. During the continuation of an Event of Default (as defined in Section 3.1 of the Amended Notes), the Pledgor hereby appoints the Pledgees as the Pledgor's attorneys-in-fact for the purpose of carrying out the provisions of this Amended Pledge Agreement and taking any action and executing any instrument that the Pledgees may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Pledgees shall have the right and power to receive, endorse and collect all checks and other orders for the payment or other distribution payable or distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

8.           Limitation on Pledgees’ Duty with Respect to Collateral. The Pledgees shall have no duty with respect to the Pledged Collateral in their possession or control or in the possession or control of the Pledge Agent, or with respect to any income thereon or to the preservation of rights pertaining thereto, other than the duty of reasonable care in the custody and preservation of the Pledged Collateral in the Pledge Agent’s possession or control.  The Pledgees shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in their possession or control if the Pledged Collateral is accorded treatment substantially equivalent to that which the Pledgee accords its own property consisting of securities.

9.           No Waiver. No failure on the part of a Pledgee to exercise, and not delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by a Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Whether to waive any right, power or remedy hereunder shall be determined in each Pledgee’s sole discretion.  All remedies hereunder are cumulative and not exclusive of any other remedies provided by law.

10.        Termination. This Amended Pledge Agreement shall terminate when the Obligations have been paid in full at which time the Pledgees shall reassign and redeliver to the Pledgor, without recourse or warranty (other than a warranty that the Pledgees have not assigned or transferred the Pledged Collateral so reassigned and redelivered or its respective security interests therein), and at the sole cost and expense of the Pledgor, against receipt, such of the Pledged Collateral (if any) as shall not have been sold or transferred to satisfy all or any portion of the Obligations pursuant to the terms hereof and is then still held by it hereunder, together with appropriate instruments for reassignment and release.

11.        Addresses for Notices, Etc. Any notice, election, demand or other communication hereunder shall be in a signed writing and shall be deemed given or made when actually received by personal delivery or by facsimile transmission followed immediately by First Class mail, or two business days following the date when mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses:

If to the Pledgor:

Mr. Yang Yong Shan
c/o Emerald Dairy Inc.
11990 Market Street, Suite 205
Reston, VA 20190
Fax:  (678) 868-0633

If to a Pledgee:

To the addresses set forth on Schedule A attached hereto

If to the Pledge Agent, to:

Law Offices of Molino & Associates
4751 Wilshire Blvd., Suite 207
Los Angeles, CA 90010
Attn.: Tony Molino, Esq.
Fax: (323) 692-4015

If to the Company, to:

Emerald Dairy Inc.
11990 Market Street, Suite 205
Reston, VA 20190
Attn.: Shu Kaneko, Chief Financial Officer
Fax:  (678) 868-0633

    With a copy to:

Blank Rome LLP
405 Lexington Ave.
New York, NY 10174
Attn: Jeffrey A. Rinde, Esq.
Fax: (917) 332-3009

or, in each case, to such other address as the parties may hereinafter designate by like notice.

12.        Indemnity and Expenses. The Pledgor agrees to and hereby indemnifies the Pledgee from and against any and all claims, damages, losses, liabilities and expenses arising out of, or in connection with, or resulting from, this Amended Pledge Agreement (including, without limitation, enforcement of this Amended Pledge Agreement), including reasonable attorney’s fees and expenses.  The Pledgor will be responsible for paying all fees and expenses of the Pledge Agent.

13.        Further Assurances. The Pledgor agrees to do such further reasonable acts and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Pledgee may at any time reasonably request in connection with the administration or enforcement of this Amended Pledge Agreement (including, without limitation, to aid the Pledgee in the sale of all or any part of the Pledged Collateral) or related to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Pledgee its rights, powers and remedies hereunder.  Each of the Pledgor and the Company agrees to use its best efforts to assist the Pledgee in effecting a sale of the Pledged Collateral pursuant to Rule 144 or other available exemption under the Securities Act of 1933, as amended, upon the Company’s default under the Amended Notes, including without limitation by delivering an opinion of counsel regarding securities laws matters if required, or providing a letter to the Company’s transfer agent acknowledging that it may rely on an opinion provided by Pledgees’ counsel.  The Company agrees that the Transfer Agent is hereby authorized and directed to rely on an opinion of counsel from Hicks | Park LLP, or other outside counsel to the Pledgees and that a Pledgee may deliver a copy of this Amended Pledge Agreement to the Transfer Agent as conclusive evidence thereof.  The Pledgor hereby consents and agrees that the Pledgor or any registrar or transfer agent for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Pledgee to effect any transfer pursuant to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other person or to any registrar or transfer agent.

14.        Binding Agreement; Assignment. This Amended Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns, except that the Pledgor shall not assign this Amended Pledge Agreement or any interest herein, or in the Pledged Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Pledged Collateral, or any part thereof, or any cash or property held by the Pledgee as Pledged Collateral under this Amended Pledge Agreement, without the prior written consent of the Pledgee.

15.         Governing Law; Amendments.         This Amended Pledge Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws rules.  No provision of this Amended Pledge Agreement may be amended, waived or modified, nor may any of the Pledged Collateral be released, unless specifically provided for herein, except in a writing signed by the Pledgee.

16.         Expenses. The Pledgor hereby agrees to pay on demand all costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the enforcement of the Pledgee's rights under this Amended Pledge Agreement and the safekeeping of any realization upon the Pledged Collateral.

17.         Submission to Jurisdiction.

(a)           The Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in the State of California in any action or proceeding arising out of or relating to this Amended Pledge Agreement, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.  The Pledgor irrevocably consents to the service of any and all process in any such action by proceeding by the mailing via registered or certified mail of copies of such process to the Pledgor at his address specified herein.

(b)           The Pledgor hereby irrevocably waives any objection which he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended Pledge Agreement brought in any federal or state court sitting in the State of California and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

(c)           Notwithstanding the foregoing, the Pledgee may sue the Pledgor in any jurisdiction where the Pledgor or any of his assets may be found and may serve legal process upon the Pledgor in any other manner permitted by law.

19.         Headings. Section headings used herein are for convenience only and shall not affect the construction of this Amended Pledge Agreement.

20.         Execution of Counterparts. This Amended Pledge Agreement may be executed in any number of copies and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

[The remainder of this page is left blank intentionally. Signature page follows.]

           IN WITNESS WHEREOF, the parties hereto have duly executed this Amended Pledge Agreement as of the date first above written.

PLEDGOR:	PLEDGE AGENT:

/s/ Yang Yong Shan	LAW OFFICES OF MOLINO &
Yang Yong Shan	ASSOCIATES

	By:	/s/ Anthony A. Molino
Name:Anthony A. Molino
PLEDGEES:	Title: Attorney/Owner Molino & Associates

HANKEY INVESTMENT COMPANY, L.P., by Knight Services, Inc., its General Partner	COMPANY:

By:	/s/ Don R. Hankey	EMERALD DAIRY INC.
Name: Don R. Hankey
Title: President	By:	/s/ Yang Yong Shan
Name: Yang Yong Shan
Title: Chief Executive Officer

KNIGHT INSURANCE COMPANY, LTD.

By:	/s/ Eric D. Jarvis
Name: Eric D. Jarvis
Title: President

HANKEY, LLC

By:	/s/ Deborah Bowles
Name: Deborah Bowles
Title: Manager

ACKNOWLEDGED:

AFH HOLDING AND ADVISORY LLC

By:	/s/ Amir F. Heshmatpour
Name: Amir Heshmatpour
Title: Chairman and Managing Director

Schedule A

Pledgees

Name and Address and Fax Number	Principal Amount of Amended Note	Number of Amended Warrants
Hankey Investment Company, L.P. ATTN: Eugene Leydiker 4751 Wilshire Blvd., Ste. 110 Los Angeles, CA 90010 Fax: 323-692-4126	$250,000	76,687

Knight Insurance Company, Ltd., c/o Knight Management Insurance Services, LLC ATTN: Eric D. Jarvis 4751 Wilshire Blvd., Ste. 111 Los Angeles, CA 90010 Fax: 323-692-4133	$1,000,000	306,748

Hankey, LLC ATTN: Eugene Leydiker 4751 Wilshire Blvd., Ste. 110 Los Angeles, CA 90010 Fax: 323-692-4126	$500,000	153,374

TOTAL:	$1,750,000	536,809

EXHIBIT A

(Form of Second Amendment to Securities Purchase Agreement)

EXHIBIT B

 (Form of Pledge Agent’s Receipt and Acknowledgement)

[date]

Mr. Yang Yong Shan	Emerald Dairy Inc.
c/o Emerald Dairy Inc.	11990 Market Street, Suite 205
11990 Market Street, Suite 205	Reston, VA 20190
Reston, VA 20190	Attn.: Shu Kaneko, Chief Financial Officer

Pledgee:

Attention:____________

Re:
Pledge Agreement, dated December __, 2009, by and among Yang Yong Shan, a resident of the People’s Republic of China (the “Pledgor”), ______________, as Pledge Agent (the “Pledge Agent”) on behalf of ______________ (the “Pledgees”), and the Pledgees.

Ladies and Gentlemen:

In accordance with Section 4 of the Pledge Agreement, the undersigned, as Pledge Agent, hereby acknowledges that it has received the Pledged Collateral in the form of certificates representing or evidencing the Pledged Collateral.  The Pledge Agent will retain physical possession of the certificates described below on behalf of and as agent for the Pledgees in accordance with the terms of the Pledge Agreement.

Certificate Nos. [                                           ]

Capitalized words and phrases used herein and not otherwise defined shall have the respective meanings assigned to them in the Pledge Agreement.

__________________________________________,
as Pledge Agent

By:
Name:
Title:

EXHIBIT C

(Form of Written Notice to Pledge Agent)

[date]

Pledge Agent:

Re:	Pledged Collateral – Certificate Nos. [	]

Dear ____________,

Reference is made to the Amended and Restated Pledge Agreement dated as of August __, 2011 (as amended, modified, supplemented, or restated from time to time, the “Pledge Agreement”), by and among Yang Yong Shan, a resident of the People’s Republic of China (the “Pledgor”), ______________, as Pledge Agent (the “Pledge Agent”) on behalf of ______________ (the “Pledgees”), and the Pledgees, concerning the Pledged Collateral described above.  Please be advised that an Event of Default (as defined in the Pledge Agreement) has occurred and is continuing.

Accordingly, pursuant to the terms contained in Section 4(c) of the Pledge Agreement, this letter shall serve as the written notice described in such Section, and delivered in accordance with Section 6(a) of the Pledge Agreement.  You are hereby instructed to deliver the Pledged Collateral to the Pledgees at the address set forth below:

[address]

[Pledgees]

By:
Name:
Title: